Exhibit 10.38

AMENDMENT NO. 1

TO

EMPLOYMENT AGREEMENT

This amendment (the “Amendment”) is made as of and effective this 31st day of May 2018, between CalAmp Corp. (the “Company”) and Kurt Binder (“Employee”).

RECITALS:

A.The Company and Employee are parties to that certain Employment Agreement originally dated as of July 27, 2017 (the “Employment Agreement”), pursuant to which Employee is employed by the Company.

B.The Company and Employee desire to amend the terms of the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1.

In accordance with Section 1(e) and Section 9(f) of the Employment Agreement, the Employment Agreement is hereby further amended by this Amendment to extend the term for a period of two years, through May 31, 2020.

2.	Except as otherwise amended herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties above have executed this Amendment as of the date first written above.

/s/ Kurtis J. Binder
Kurtis J. Binder

CALAMP CORP.

/s/ Michael Burdiek
By: Michael Burdiek President & CEO